Exhibit 10.5

EQUITY PLEDGE AGREEMENT

ON

GANSU QILIANSHAN PHARMACEUTICAL CO., LTD.

AMONG

[Shareholder’s Name]

AND

CHENGDU QILIAN TRADING CO., LTD.

May 20, 2019

EQUITY PLEDGE AGREEMENT

This EQUITY PLEDGE AGREEMENT (hereinafter, this "AGREEMENT") is entered into as of May 20, 2019 (“SIGNING DATE”) in Jiuquan City, the People’s Republic of China (“CHINA” or “PRC”) by and among the following Parties:

(1) [Shareholder’s Name] (“PARTY A” or “PEDGOR”), a Chinese citizen,

IDENTITY CARD NUMBER:

(2) CHENGDU QILIAN TRADING CO., LTD. (“CHENGDU QILIAN TRADING”), a wholly foreign-owned enterprise legally established and existing under the laws of PRC,

REGISTERED ADDRESS: 3rd Floor, Building F-19, Qingyang Industrial Headquarters Base, No. 189 Tengfei Avenue, Qingyang District, Chengdu City, Sichuan Province.

(The above Parties hereinafter each referred to as a "PARTY" individually, and collectively, the "PARTIES". )

WHEREAS:

1. As of the execution date of this Agreement, the Pledgor is the enrolled shareholder of Gansu QLS, legally holding [Number] shares.

2. Chengdu Qilian Trading and the Target Company dated the Exclusive Service Agreement as of May 20, 2019; the Pledgors, Target Company and Chengdu Qilian Trading dated the Call Option Agreement and Shareholders’ Voting Rights Proxy Agreement as of May 20, 2019;

3. As security for performance by the Pledgors of the Contract Obligations (as defined below), the Pledgors agree to pledge all of their Target Company Equity to the Pledgees and grant the Pledgees the right to request for repayment in first priority and the Target Company agree such equity pledge arrangement.

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THEREFORE, the Parties hereby have reached the following agreement upon mutual consultations:

ARTICLE 1 – DEFINITION

1.1 Except as otherwise construed in the context, the following terms in this Agreement shall be interpreted to have the following meanings:

"TRANSACTION AGREEMENTS" shall mean the Exclusive Service Agreement dated among the Pledgees and the Target Company as of May 20, 2019; the Call Option Agreement and the Proxy Agreement dated among the Pledgors, the Target Company and the Pledgees; as well as other agreements dated among the Pledgors, the Target Company and the Pledgees, for performance of the above-mentioned agreements.

"TARGET COMPANY" shall mean the Leaping Media Group Co., Ltd. ("Gansu QLS"), a limited company legally established and existing under the law of PRC. Registered Address: Jiuquan Economic and Technological Development Zone,Jiuquan City, Gansu Province, People’s Republic of China.

"CONTRACT OBLIGATIONS" shall mean all contractual obligations of the Pledgors and Target Company under the Transaction Agreements.

"DEBTORS" shall mean the debtors under provisions of the Transaction Agreements, including the Pledgors and the Target Company.

"CREDITORS" shall mean the creditors under provisions of the Transaction Agreements, including Chengdu Qilian Trading and its successors.

"PRINCIPLE CREDITOR’S RIGHTS" shall mean the creditor’s rights owned by Creditors towards Debtors according to the Transaction Agreements.

"PLEADGED EQUITY" shall mean the equity of Target Company held by each Pledgors, including the dividend, transfer and allotment of shares.

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"BREACHING EVENT" shall mean any breach by Pledgors and/or Target Company of their Contract Obligations under the Transaction Agreements.

"PRC LAW" shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People's Republic of China (excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region).

1.2 The references to any laws and regulations (the "LAWS") herein shall be deemed:

(1)       to include the references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2)       to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3 Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.

ARTICLE 2 - EQUITY PLEDGE

2.1 Each Pledgor hereby agrees to pledge the Pledged Property, which they legally own and have the right to dispose of, to Pledgees according to the provisions hereof as security for performance of the Contract Obligations and repayment of the guaranteed liabilities. The Pledgees agree to accept such pledge.

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2.2 Under the provisions of this Agreement, the guaranteed liabilities and guaranteed scope of the equity pledge include:

(1) All the obligations under the provisions of the Transaction Agreements, including but not limited to, all the principle and profit of the payable expenses to the Creditors under the provisions of the Transaction Agreement, and the payable interest penalties, compound interests, liquidated damages, compensations, as well as the expenses owed by the Debtors to the Creditors and the expenses to excise the Creditors rights and encumbrance rights, due to Breaching Events of the Debtors; and

(2) All the expenses for the exercise of the Debtors’ rights, including but not limited to litigation fees (or arbitration fees), lawyers’ fees, assessment fees, auction fees and travelling expenses, etc.

2.3 The Pledgors hereby undertakes that it will do its best to cooperate with the Pledgors to complete the registration with authorities of industry and commerce under this Article. And it will be responsible for, recording the arrangement of the equity pledge hereunder on the shareholder register of the Target Company as well as the capital contribution certificate within ten (10) days of execution of this Agreement. The Pledgors and Target Company shall submit all the required documents and complete all the procedures under the PRC Law, in order to secure that the Pledgees are registered as the only pledgees of the pledged equity.

2.4 During the valid term of this Agreement, except for the willful misconduct or gross negligence of Pledgees, Pledgees shall not be liable in any way to, nor shall Pledgors have any right to claim in any way or propose any demands on Pledgees, in respect of the reduction in value of the Pledged Property.

2.5 Only upon prior consent by Pledgees shall Pledgors be able to increase their capital contribution to the Target Company. Further capital contribution made by Pledgor (s) in the Target Company shall also be part of the Pledged Property. The Pledgors and Target company shall complete modification of registration for the pledged equity as stipulated by Article 2.3.

2.6 During the term of pledge, Pledgees are entitled to receive dividends or share profits, which shall be pledged together with the pledged property. The dividends or share profits shall be used in priority to offset the expenses due to claiming such fructus.

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2.7 Upon prior written notice to Pledgors, the Pledgees may transfer their main principle creditor’s rights as well as other rights and interests under this Agreement, without being required the consent of Pledgors. Pledgors shall do its best to cooperate with Pledgees or the transferees to complete all the required approval or registration procedures.

ARTICLE 3 - TERM OF PLEDGE

3.1 The term of pledge shall terminate as of the latest date of the following:

(1) the secured debts in the scope of pledge is cleared off;

(2) Pledgees exercises its pledge rights pursuant to provisions and conditions of this Agreement, in order to fully realize their principle creditor’s rights and other rights related to the guaranteed liabilities; or

(3) Pledgors transfer all the pledged equity to Pledgees according to the Call Option Agreement, or other entity or individual designated by it, no longer holding equity of Target Company.

3.2 In respect of equity interest of Target Company, upon full and complete performance by relevant Pledgors of all of their Contractual Obligations, Pledgees shall, at the request of relevant Pledgors, release the pledge created on such Target Company under this Agreement, and shall cooperate with relevant Pledgors to go through the formalities to cancel the record of the Equity Pledge in the shareholder register of the relevant Target Company, with the reasonable fees incurred in connection with such release to be borne by Pledgees with the same proportion.

ARTICLE 4 - REALIZATION OF RIGHT OF PLEDGE

4.1 Under any of the following circumstances, Pledgees are entitled to exercise their rights of pledge immediately:

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(1) Debtors violate any provisions of the Transaction Agreements or Pledgors violate any provisions of this Agreement;

(2) Pledgors or Debtors apply (or applied) for bankruptcy, reorganization or reconciliation; or they are announced bankruptcy, reorganization or reconciliation, or dismissed, canceled, withdrawn, closed, suspended, out of business, merged, divided or there are other changes or similar circumstances concerning their structures.

(3) Other events detrimental to Pledgees’ rights and interests happen to Pledgors or Debtors.

4.2 The Pledgors, Target Company and Pledgees hereby agree that, in case of any Breaching Event, Pledgees shall give written notice to Pledgors. Unless the Breaching Event has been rectified, Pledgees shall have the right to exercise all of the remedial rights and powers enjoyable by them under PRC Law, including but not limited to selling off and auctioning all or part of the pledged equity, publicly or privately.

4.3 The reasonable costs incurred by Pledgees in connection with their exercise of any and all rights and powers set out above shall be borne by Pledgors, and Pledgees shall have the right to deduct the costs actually incurred from the proceeds that they acquire from the exercise of the rights and powers.

4.4 The proceeds that Pledgees acquire from the exercise of their respective rights and powers shall be used in the priority order as follows:

- First, to pay any cost incurred in connection with the disposal of the Pledged Property and the exercise by Pledgees of their respective rights and powers (including remuneration paid to their respective legal counsels and agents);

- Second, to pay any taxes and levies payable for the disposal of the Pledged Property; and

-Third, to repay Pledgee for the Guaranteed Liabilities.

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In case of any balance after payment of the above amounts, Pledgees shall return the same to Pledgors or other persons entitled thereto according to the relevant laws and rules or submit the same to the local notary institution where Pledgees are domiciled (any fees incurred in relation thereto shall be borne by Pledgors).

4.5 Pledgees shall have the option to exercise, simultaneously or in certain sequence, any of the remedies at breaching that it is entitled to in respect of the equity interest of any Target Company held by any Pledgor; Pledgors or Target Companies shall not oppose to whether Pledgees exercise any part of the right to the pledge or the sequence of exercising the pledge interest.

ARTICLE 5 - FEES AND COSTS

All costs actually incurred in connection with the establishment of the Equity Pledge hereunder, including but not limited to stamp duties, any other taxes, all legal fees, etc shall be borne by Pledgees with the same proportion.

ARTICLE 6 - RESTIRCTION ON RIGHTS

During existence of the right of pledge, unless with written consent of Pledgees, Pledgors shall not dispose of all or part of its pledged equity in any form (including but not limited to, sale, transfer, donation, re-pledge, etc.)

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES BY PLEDGORS

Each of Pledgors hereby, in respect of itself and Target Company in which it holds equity interest, represents and warrants to Pledgees as follows:

(1) Each shareholder is a legal entity with full capacity of disposition and has obtained due authorization to execute, deliver and perform this Agreement and can independently be a subject of actions; Target Company is a limited liability corporation duly incorporated and validly existing under PRC Law, has independent status as a legal person, as well as full independent legal status and capacity to execute and deliver this Agreement. It can independently be a subject of actions.

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(2) Each shareholder and Target Company have full right and authorization to execute and deliver this Agreement and other documents relating to the transaction. They have full right and authorization to complete the transaction stipulated in this Agreement.

(3) This Agreement is legally and properly executed by each shareholder and Target Company. This Agreement is binding on them legally and effectively. According to provisions and conditions of this Agreement, this Agreement is enforceable on them.

(4) All certificates, documents and information submitted to Pledgees by Pledgors for execution and performance of this Agreement are true, correct and sufficient, with no concealment or fraudulence.

(5) Concerning the pledged equity, Pledgors have full legal rights of ownership and disposition, as well as other rights and interests. There is no right of mortgage or pledge, or other burden of rights concerning the pledged equity.

(6) The execution, delivery and performance by Pledgors of this Agreement are not in violation of or conflict with any laws applicable to them, or any agreement to which they are a party or which has binding effect on their assets.

(7) The pledged equity is not sealed up, distrained or frozen or otherwise disposed for property preservation or performance, without any existing litigation, arbitration or administrative procedure concerning it. In addition, no such event would take place after execution of this Agreement.

(8) During the term of pledge, Pledgors shall exercise its right of allotment actively, and they are prohibited abandoning rights concerning dividend, transfer and allotment of shares. They promise to pay the due consideration concerning allotment of equity, and warrant that they would corporate with Pledgees to complete the aforesaid pledge procedure on increasing equity.

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(9) Notwithstanding the pledge under this Agreement, Pledgors and Target Company shall still comply with and perform all the obligations under the articles and/or relevant laws and government branches’ approval.

(10) Pledgors would not take, or agree on, any actions or measures which are likely to be of detrimental effect on Pledgors’ rights, interests or pledged property.

ARTICLE 8 - NOTICE

8.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

8.2 The above-mentioned notice or other correspondences shall be deemed to have been delivered when (i) it is transmitted if transmitted by facsimile or telex, or (ii) it is delivered if delivered in person, or (iii) when five (5) days have elapsed after posting the same if posted by mail.

ARTICLE 9 - DEFAULT LIABILITY

9.1 The Parties agree and confirm that, if any of the Parties (the “DEFAULTING PARTY”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (a “DEFAULT”). In such event any of the other Parties without default (a “NON-DEFAULTING PARTY”) who incurs losses arising from such a Default shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a Non-defaulting Party’s notifying the Defaulting Party in writing and requiring it to rectify the Default, then the relevant Non-defaulting Party shall be entitled to choose at its discretion to:

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(1) terminate this Agreement and require the Defaulting Party to indemnify all damages, or

(2) require specific performance by the Defaulting Party of this Agreement and indemnification against all damages.

9.2 Without limiting the generality of Article 8.1 above, any breach by any Shareholder of the Call Option Agreement or Equity Pledge Agreement shall be deemed as having constituted the breach by such Shareholder of this Agreement; any breach by Target Company of the Exclusive Service Agreement or Call Option Agreement shall be deemed as having constituted the breach by Target Company of this Agreement.

9.3 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 10 - GOVERNING LAW AND DISPUTE RESOLUTION

10.1 The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the PRC.

10.2 Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties involved, and if the Parties involved fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all the Parties involved.

10.3 Unless otherwise awarded by the arbitration court, the losing party should bear all the arbitration or prepaid expenses(including but not limited to arbitration expense, arbitrator and lawyer’s fee, travelling expense, etc.).

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ARTICLE 11 - FORCE MAJEURE

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet system encountering hacker’s invasion, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notaries office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Parties by the force majeure event.

ARTICLE 12 – TRANSFER

12.1 Any Shareholder shall not assign any of its rights and/or obligations hereunder to any third parties without the prior written consent from Chengdu Qilian Trading, and Chengdu Qilian Trading is entitled to transfer its rights and/or obligations to the third party designated by it after notifying the Shareholders.

12.2 As for transfer with the consent, this Agreement shall be binding on the legal successors of the Parties.

ARTICLE 13 - SEVERABILITY

Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

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ARTICLE 14 - AMENDMENT AND SUPPLEMENT

14.1 Any amendment or supplement to this Agreement shall be made in writing and take effect as part of this Agreement when properly signed by the Parties, which shall have the same legal effect as this Agreement.

14.2 Notwithstanding the preceding sentence, considering that the rights and obligations of each of the Shareholders hereunder are independent and severable from each other, in case the amendment or supplement to this Agreement is intended to have impact upon one of the Shareholders, such amendment or supplement requires the approval of such Shareholder only and it is not required to obtain the approval from the other ones of the Shareholders (to the extent the amendment or supplement do not have impact upon such other Shareholders).

ARTICLE 15 - TEXT

This Agreement shall be prepared in the Chinese language in three (3) original copies, with each involved Party holding one (1) copy hereof. Each original copy has the same legal effect.

ARTICLE 16 - MISCELLANEOUS

16.1 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “PARTY’S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

16.2 The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

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